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Exhibit 10.1

THIRD AMENDMENT TO
AMENDED AND RESTATED
CREDIT AND SECURITY AGREEMENT

        THIS THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT (this "Amendment") is entered into as of December 26, 2003, by and between NORTECH SYSTEMS INCORPORATED, a Minnesota corporation ("Borrower"), and WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank").

RECITALS

        WHEREAS, Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain Amended and Restated Credit And Security Agreement between Borrower and Bank dated as of December 27, 2002, as amended from time to time ("Credit Agreement").

        WHEREAS, Bank and Borrower have agreed to certain changes in the terms and conditions set forth in the Credit Agreement and have agreed to amend the Credit Agreement to reflect said changes.

        NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Credit Agreement shall be amended as follows:

          1.     Section 1.1 "Maximum Line" is hereby deleted in its entirety, and the following substituted therefor:

      "Maximum Line" means $7,000,000.00 unless said amount is reduced pursuant to Section 2.14, in which event it means such lower amount."

          2.     Section 6.2 (a) is hereby deleted in its entirety, and the following substituted therefor:

      "SECTION 6.2 (a) Minimum Debt Service Coverage Ratio. The Borrower will maintain its Debt Service Coverage Ratio, determined on a consolidated basis as at the end of each fiscal quarter on a rolling four quarter basis, at not less than 1.75 to 1.00."

          3.     Section 6.2 (e) is hereby deleted in its entirety, and the following substituted therefor:

      "SECTION 6.2 (e) Capital Expenditures. The Borrower will not incur or contract to incur Capital Expenditures of more than $1,500,000 in the aggregate during any fiscal year provided that the amount of Capital Expenditures incurred without the use of financing shall not exceed $625,000 and the incurrence of any related Debt shall be subject to the limitations set forth in Section 6.4 hereof."

          4.     Except as specifically provided herein, all terms and conditions of the Credit Agreement remain in full force and effect, without waiver or modification. All terms defined in the Credit Agreement shall have the same meaning when used in this Amendment. This Amendment and the Credit Agreement shall be read together, as one document.

          5.     Borrower hereby remakes all representations and warranties contained in the Credit Agreement and reaffirms all covenants set forth therein. Borrower further certifies that as of the date of this Amendment there exists no Event of Default as defined In the Credit Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.

NORTECH SYSTEMS INCORPORATED		WELLS FARGO BANK, NATIONAL ASSOCIATION
By:	/s/ Gary Anderly	By:	/s/ [ILLEGIBLE]
Title: Sr. V.P. Corporate Finance/Treasurer		Title: V.P.

AMENDED AND RESTATED REVOLVING NOTE

$7,000,000.00	Minneapolis, Minnesota December 26, 2003

        For value received, the undersigned, Nortech Systems Incorporated, a Minnesota corporation (the "Borrower"), hereby promises to pay on the Termination Date under the Credit Agreement (defined below), to the order of WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, and as assignee of Wells Fargo Bank Minnesota, N.A. (the "Lender"), at its main office in Minneapolis, Minnesota, or at any other place designated at any time by the holder hereof, in lawful money of the United States of America and in immediately available funds, the principal sum of Seven Million and no/100 Dollars ($7,000,000.00) or, if less, the aggregate unpaid principal amount of all Revolving Advances made by Lender to Borrower under the Credit Agreement (defined below) together with interest on the principal amount hereunder remaining unpaid from time to time, computed on the basis of actual number of days elapsed and a 360-day year, from the date hereof until this Note is fully paid at the rate from time to time in effect under the Amended and Restated Credit and Security Agreement dated December 27, 2002, as heretofore and hereafter amended (the "Credit Agreement"), by and between Lender and the Borrower. The principal hereof and interest accruing thereon shall be due and payable as provided in the Credit Agreement. This Note may be paid only in accordance with the Credit Agreement.

        This note is issued pursuant, and is subject, to the Credit Agreement, which provides, among other things, for acceleration hereof. This Note is the Revolving Note referred to in the Credit Agreement. This Note is secured, among other things, pursuant to the Credit Agreement and the Security Documents as therein defined, and may now of hereafter be secured by one or more other security agreements, mortgages, deeds of trust, assignments or other instruments or agreements.

        This Note is issued in replacement of and substitution for, but not in repayment of that certain Amended and Restated Revolving Note dated December 27, 2002 in the principal amount of $6,000,000.00, which note is of no further force or effect.

        The Borrower shall pay all costs of collection, including reasonable attorneys' fees and legal expenses if this Note is not paid when due, whether or not legal proceedings are commenced.

        Presentment or other demand for payment, notice of dishonor and protest are expressly waived.

NORTECH SYSTEMS INCORPORATED
By:	/s/ Gary Anderly
Title: Sr. V.P. Corporate Finance/Treasurer

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  Exhibit 10.1
AMENDED AND RESTATED REVOLVING NOTE